[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10) because it is both not material and the type of information that the registrant treats as private or confidential.

AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT
issued to
METROMILE INSURANCE COMPANY
Wilmington, Delaware

	AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT
Article	TABLE OF CONTENTS	Page
	Preamble ....................................................................................	4
1	Business Covered .......................................................................	4
2	Retention and Limit ...................................................................	4
3	Term ...........................................................................................	5
4	Special Termination ...................................................................	5
5	Run-Off Reinsurers ....................................................................	7
6	Territory .....................................................................................	8
7	Exclusions ..................................................................................	9
8	Special Acceptance ....................................................................	11
9	Premium .....................................................................................	11
10	Ceding Commission...................................................................	11
11	Reports and Remittances............................................................	11
12	Definitions..................................................................................	12
13	Extra Contractual Obligations/Excess of Policy Limits ............	13
14	Net Retained Liability................................................................	14
15	Original Conditions....................................................................	15
16	No Third Party Rights ................................................................	15
17	Loss Settlements ........................................................................	15
18	Salvage and Subrogation............................................................	15
19	Currency.....................................................................................	16
20	Unauthorized Reinsurance .........................................................	16
21	Taxes ..........................................................................................	19
22	Access to Records ......................................................................	19
23	Confidentiality ...........................................................................	20
24	Indemnification and Errors and Omissions................................	21
25	Insolvency ..................................................................................	21
26	Arbitration..................................................................................	22
27	Service of Suit............................................................................	24
28	Governing Law ..........................................................................	25
29	Entire Agreement .......................................................................	25
30	Non-Waiver................................................................................	25
31	Intermediary ...............................................................................	25
32	Mode of Execution.....................................................................	26
	Company Signing Block ...........................................................	27
Attachments	Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance
	- U.S.A. ......................................................................................	28

AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT

Attachments (Cont’d)

TABLE OF CONTENTS

Page

Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A. 30
Pollution Exclusion Clause - Auto Liability – Reinsurance
(BRMA 39B)    35
North American War Exclusion Clause (Reinsurance)     37
Trust Agreement Requirements Clause     38

AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT
(the “Contract”) issued to
METROMILE INSURANCE COMPANY
Wilmington, Delaware
(the “Company”) by
THE SUBSCRIBING REINSURER(S) IDENTIFIED
IN THE INTERESTS AND LIABILITIES AGREEMENT(S) ATTACHED TO AND FORMING PART OF THIS CONTRACT
(the “Reinsurer”)

ARTICLE 1

BUSINESS COVERED
A.This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under Policies classified by the Company as Personal Automobile Liability (including No-Fault) and Personal Automobile Physical Damage insurance, in force at the inception of this Contract, or written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained.
B.Business reinsured under this Contract is deemed to include coverages extended for non- resident drivers where applicable under the Motor Vehicle Financial Responsibility Law, the Motor Vehicle Compulsory Insurance Law, or any similar law of any state or province, following the provisions of the Company’s Policies when they include or are deemed by law to include so called “out of state insurance” provisions.
ARTICLE 2

RETENTION AND LIMIT
A.[***]

B.[***]

C.[***]

D.[***]

E.[***]

ARTICLE 3

TERM
A.This Contract shall take effect January 1, 2022, and shall remain in effect until June 30, 2023, both days inclusive, for all Loss Occurrences commencing during the term of this Contract.
B.The Reinsurer shall have no liability for Loss Occurrences commencing after expiration of this Contract.

ARTICLE 4

SPECIAL TERMINATION
A.The Company may terminate a Subscribing Reinsurer’s percentage share in this Contract at any time by giving written notice to the Subscribing Reinsurer in the event of any of the following circumstances:

1.The Subscribing Reinsurer ceases underwriting operations.
2.A state insurance department or other legal authority orders the Subscribing Reinsurer to cease writing business, or the Subscribing Reinsurer is placed under regulatory supervision.
3.The Subscribing Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.
4.The Subscribing Reinsurer’s policyholders’ surplus (or the equivalent under the Subscribing Reinsurer’s accounting system) as reported in such financial statements of the Subscribing Reinsurer as designated by the Company, has been reduced by

20% of the amount thereof at any date during the prior 12-month period (including the period prior to the inception of this Contract).
5.The Subscribing Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Subscribing Reinsurer’s operations at the inception of this Contract.
6.The Subscribing Reinsurer has retroceded its entire liability under this Contract without the Company’s prior written consent, except for retrocessions to members of the Subscribing Reinsurer’s holding company group.
7.The Subscribing Reinsurer has been assigned an A.M. Best’s rating of less than “A-” and/or an S&P rating of less than “BBB+.” However, as respects Underwriting Members of Lloyd’s, London, a Lloyd’s Market Rating of less than “A-” by A.M. Best and/or less than “BBB+” by S&P shall apply.
B.Termination shall be effected on a run-off or cut-off basis at the sole discretion of the Company. The reinsurance premium due the Subscribing Reinsurer hereunder shall be prorated based on the period of the Subscribing Reinsurer’s participation hereon, and the Subscribing Reinsurer shall immediately return any excess reinsurance premium received. Reinstatement premium, if any, shall be calculated based on the Subscribing Reinsurer’s reinsurance premium earned during the period of the Subscribing Reinsurer’s participation hereon.
C.Additionally, in the event of any of the circumstances listed in paragraph A of this Article, the Company shall have the option to commute the Subscribing Reinsurer’s liability for losses on Policies covered by this Contract. In the event the Company and the Subscribing Reinsurer cannot agree on the commutation amount, they shall appoint an actuary and/or appraiser to assess such amount and shall share equally any expense of the actuary and/or appraiser. If the Company and the Subscribing Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Subscribing Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Subscribing Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties in respect of liability arising from the Subscribing Reinsurer’s participation under this Contract.
D.The Company’s option to require commutation under paragraph C above shall survive the termination or expiration of this Contract.
ARTICLE 5

RUN-OFF REINSURERS
A.“Run-off Reinsurer” means any Subscribing Reinsurer that:
1.has been ordered by a state insurance department or other legal authority to cease writing business, or has been placed under regulatory supervision or in rehabilitation; or
2.has ceased reinsurance underwriting operations; or
3.has transferred its claims-paying authority to an unaffiliated entity; or
4.engages in a process of Scheme of Arrangement or similar procedure related to this Contract, including but not limited to an insurance business transfer scheme pursuant to Part VII of the Financial Services and Markets Act 2000 (U.K.), as may be amended from time to time; or
5.in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity.
Notwithstanding the foregoing, agreement by a Lloyd’s syndicate to follow claim settlements procedures under Lloyd’s Claims Scheme (Combined) shall not constitute a transfer of its claims-paying authority, for purposes of subparagraphs (3) and (5) of this paragraph.
B.Notwithstanding any other provision of this Contract, in the event that a Subscribing Reinsurer becomes a Run-off Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Reinsurer’s participation hereunder:
1.If the Run-off Reinsurer does not pay a claim or raise a query concerning the claim within 30 days of billing, it shall be estopped from denying such claim and must pay immediately.
2.If payment of any claim has been received from Subscribing Reinsurers constituting at least [***] of the interests and liabilities of all Subscribing Reinsurers that participated on this Contract and are active as of the due date; it being understood that said date shall not be later than 90 days from the date of transmittal by the Intermediary of the initial billing for each such payment, the Run-off Reinsurer shall be estopped from denying such claim and must pay within 10 days following transmittal to the Run-off Reinsurer of written notification of such payments. For purposes of this subparagraph, a Subscribing Reinsurer shall be deemed to be active if it is not a Run-off Reinsurer.
3.Should the Run-off Reinsurer refuse to pay claims as required by subparagraphs 1 and/or 2 above, the interest penalty specified in the Late Payments Article shall be increased by [***] for each 30 days that a payment is past due, subject to a maximum increase of [***].
4.The Run-off Reinsurer’s liability for losses for Policies covered by this Contract shall be commuted. In the event the Company and the Run-off Reinsurer cannot agree on the commutation amount of the Run-off Reinsurer’s liability under such Policies, they shall appoint an actuary and/or appraiser to assess such liability and shall share equally any expense of the actuary and/or appraiser. If the Company and the Run-off Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Run-off Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Run-off Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties under this Contract.
5.The Run-off Reinsurer shall have no right of access to the Records of the Company if the Run-off Reinsurer has denied payment of any claim hereunder or there is a pending arbitration between the Company and the Run-off Reinsurer regarding any claim hereunder. A reservation of rights shall be considered a denial of a claim.
6.The Run-off Reinsurer shall immediately provide funding of liabilities (the “Reinsurer’s Obligations”) as set forth in the Unauthorized Reinsurance Article. This subparagraph does not apply to the Run-off Reinsurer to the extent that the Run-off Reinsurer has already provided funding under the Unauthorized Reinsurance Article.
7.The provisions of the Arbitration Article shall not apply.

ARTICLE 6

TERRITORY
The territorial limits of this Contract shall be identical with those of the Company’s Policies.

ARTICLE 7

EXCLUSIONS
A.This Contract shall not apply to and specifically excludes:
1.Liability assumed by the Company under any form of treaty reinsurance; however, group intra-company reinsurance (including inter-company pooling arrangements, if applicable), and local agency reinsurance accepted in the normal course of business shall not be excluded hereunder.
2.Business written to apply in excess of a deductible of more than $5,000, and business issued to apply specifically in excess over underlying insurance.
3.Losses excluded by the attached Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance – U.S.A.
4.Losses excluded by the attached Nuclear Incident Exclusion Clause – Liability – Reinsurance – U.S.A.
5.Losses excluded by the attached Pollution Exclusion Clause – Auto Liability – Reinsurance.
6.Losses excluded by the attached North American War Exclusion Clause (Reinsurance).
7.Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, that has been declared by any competent authority to be insolvent, or that is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.
8.Liability as a member, subscriber or Reinsurer of any Pool, Syndicate or Association. However, this exclusion shall not apply to Assigned Risk Plan business as set forth in paragraph B below.
9.Automobile Insurance written to cover the ownership, maintenance or use of:

a.a taxicab, limousine, public livery, bus or ride sharing service, including but not limited to Uber or Lyft

b.an ambulance, fire department or law enforcement, private emergency vehicle or other municipal equipment,
c.a racing or exhibition vehicle,
d.commercial automobiles, except service vehicles used by Craftsmen and Artisans up to a maximum of one ton,
e.risks engaged in the transportation or distribution of fuels munitions and/or explosives such as, but not limited to: liquid hydrogen, nitrogen, chlorine, fireworks, fuses, dynamite, nitroglycerine, ammonia nitrate, anhydrous, ammonia, celluloid, pyroxolin, or their derivatives, LPG, butane, propane and gasoline,
f.recreational vehicles which will include but are not limited to: road buggies, dune buggies, caravans, motor coaches, mobile homes and motor homes,
g.motorcycles,
h.Delivery/Quick Service Vehicle Exclusion (e.g.: Pizza Delivery).
10.Any automobile not classified as private passenger automobile.
11.Any transportation, hauling and/or handling of any “Hazardous Waste” and/or “Hazardous Materials,” as these terms are defined or determined by the United States Environmental Protection Agency (“EPA”) and /or the applicable equivalent of a State EPA of the state in which the insured is insured or domiciled and/or the location of the loss.
B.Where the excluded class and/or operation constitutes an incidental (less than 10%) part of an insured’s regular operations, except as respects subparagraphs A(3), A(4), A(5), A(6), A(7) and A(8) above, the exclusions shall not apply.
C.Policies or coverages excluded under the provisions of this Article which are inadvertently issued or issued in error or issued without the Company’s knowledge and consent shall be covered hereunder, except as respects subparagraphs A(3), A(4), A(5), A(6), A(7) and A(8) above, provided such Policies are cancelled or reinsured elsewhere as soon as possible upon the Company’s Home Office Underwriting Management becoming aware that they are excluded.
D.Where the Company is required by any regulatory authority to participate in residual market mechanisms, including any assigned risk plan or similar mandatory coverage plan covering a class or operation otherwise excluded hereunder, the relevant exclusions, except as respects subparagraphs A(3), A(4), A(5), A(6), A(7) and A(8) above, shall not apply provided that the Policy limits on Company’s Policies are no greater than the statutory minimum limits.

E.In the event a court of competent jurisdiction or regulatory entity invalidates any exclusion contained in the Policy, this Contract shall follow the fortunes of the court’s decision and that exclusion shall not apply to this Contract.

ARTICLE 8

SPECIAL ACCEPTANCE
Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder, and such business, if accepted by the Reinsurer shall be covered hereunder, subject to the terms and conditions of this Contract, except as modified by the special acceptance. The Reinsurer shall be deemed to have accepted a risk, if it has not responded within five business days after receiving the underwriting information on such risk. Any renewal of a special acceptance agreed to for a predecessor contract to this Contract, shall automatically be covered hereunder.

ARTICLE 9

PREMIUM
The Company shall cede to the Reinsurer its exact proportion of the Gross Net Earned Premium Income for the Contract.

ARTICLE 10

CEDING COMMISSION
The Reinsurer shall allow the Company a [***] commission on all premiums ceded to the Reinsurer hereunder. This commission includes an allowance for taxes, boards, bureau fees, brokerage and any other expenses which are the obligation of the Company under the Policies, except Loss Adjustment Expenses. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

ARTICLE 11

REPORTS AND REMITTANCES
A.1.    Within 30 days following the end of each quarter, the Company shall furnish the Reinsurer with a report summarizing:
a.reinsurance premium on Gross Net Earned Premium Income for the Contract during the quarter; less
b.the ceding commission as provided for in this Contract; less

c.ceded loss and Loss Adjustment Expense paid during the quarter; less
d.Extra Contractual Obligations and Loss in Excess of Policy Limits paid during the quarter; plus
e.ceded subrogation, salvage, inuring reinsurance or other recoveries during the quarter; and
f.any required adjustment to account for the limitations set forth in the Retention and Limit Article; and
g.the net balance due either party.

2.The net balance shall be paid within 45 days after the close of the respective quarter.
3.In addition, the Company shall furnish the Reinsurer with a quarterly statement showing the unearned premium reserves, and the reserves for outstanding losses and Loss Adjustment Expense (including Incurred But Not Reported). The Company shall also provide the Reinsurer with such other information as may be required by the Reinsurer for completion of its financial statements.
B.Should the amount recoverable under this Contract exceed $250,000 as respects any one loss, the Company may give the Reinsurer notice of payment made or its intention to make payment on a certain date. If the Company has paid the loss, payment shall be made by the Reinsurer within three business days. If the Company intends to pay the loss by a certain date and has submitted a proof of loss or similar document, payment shall be due from the Reinsurer 24 hours prior to that date, provided the Reinsurer has a period of five business days after receipt of said notice to dispatch the payment. Cash loss amounts specifically remitted by the Reinsurer as set forth herein shall be credited to the next quarterly account.
ARTICLE 12

DEFINITIONS
A.“Loss Adjustment Expense” means costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:
1.court costs;
2.costs of supersede as and appeal bonds;
3.monitoring counsel expenses;
4.legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;

5.post-judgment interest;
6.pre-judgment interest, unless included as part of an award or judgment;
7.a pro rata share of salaries and expenses of Company field employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract; and
8.subrogation, salvage and recovery expenses.
“Loss Adjustment Expense” does not include salaries and expenses of the Company’s employees, except as provided in subparagraph (7) above, and office and other overhead expenses.
B.“Loss Occurrence” means any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event. The Company shall be the sole judge of what constitutes one event.

C.“Acts of Terrorism” as used herein shall follow the definitions provided in the Terrorism Risk Insurance Act of 2002, as amended (“TRIA”).
D.“Gross Net Earned Premium Income” means gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance that inures to the benefit of this Contract.
E.“Policy” means any binder, policy, or contract of insurance or reinsurance issued, assumed (reinsurance from an affiliate, including through intercompany pooling), accepted or held covered provisionally or otherwise, by or on behalf of the Company.
F.“Losses Incurred” means losses under the Policies, Loss Adjustment Expenses, Extra Contractual Obligations and Loss in Excess of Policy Limits.
ARTICLE 13

EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS
A.This Contract shall cover Extra Contractual Obligations, as provided in the Retention and Limit Article. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.This Contract shall cover Loss in Excess of Policy Limits, as provided in the Retention and Limit Article. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.
C.An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the loss.
D.For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the Policy.
E.Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.
F.However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
G.In no event shall coverage be provided to the extent not permitted under law.

ARTICLE 14

NET RETAINED LIABILITY
A.This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).
B.The Company shall be permitted to carry catastrophe reinsurance, recoveries under which shall inure to the sole benefit of the Company and shall be entirely disregarded in applying all of the provisions of this Contract.
C.The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 15

ORIGINAL CONDITIONS
All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE 16

NO THIRD PARTY RIGHTS
This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

ARTICLE 17

LOSS SETTLEMENTS
A.The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses.
B.As respects losses subject to this Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement in accordance with this Contract.
ARTICLE 18

SALVAGE AND SUBROGATION
A.Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from any loss to arrive at the amount of liability attaching hereunder.
B.All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

ARTICLE 19

CURRENCY
A.Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.
B.For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.
ARTICLE 20

UNAUTHORIZED REINSURANCE
A.This Article applies only to the extent a Subscribing Reinsurer does not qualify for credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.
B.The Company agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The “Reinsurer’s Obligations” shall be defined as follows:
1.unearned premium (if applicable);
2.known outstanding losses that have been reported to the Reinsurer and Loss Adjustment Expense relating thereto;

3.losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer;
4.losses incurred but not reported and Loss Adjustment Expense relating thereto;
5.all other amounts for which the Company cannot take credit on its financial statements unless funding is provided by the Reinsurer.
C.The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves.
D.When funding by Trust Agreement, the Reinsurer shall ensure that the Trust Agreement complies with the provisions of the “Trust Agreement Requirements Clause” attached hereto. When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.
E.The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to a Letter of Credit may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes:
1.to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;
2.to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract;
3.to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations. If the assets are inadequate to pay taxes, any taxes due shall be paid or reimbursed by the Reinsurer;
4.to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.
F.If the amount drawn by the Company is in excess of the actual amount required for E(1) or E(3), or in the case of E(4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G.The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.
H.The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to a Trust Agreement may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes:
1.to reimburse the Company for any losses and Loss Adjustment Expenses, the payment of which is due under the terms of this Contract and that has not been otherwise paid, or for unearned premiums due to Company if not otherwise paid by the Reinsurer;
2.to make refund of any sum held in the Trust Account that is in excess of 102% of the Reinsurer’s Obligations;
3.Where the Company has received notification of termination of the Trust Account and where the Reinsurer’s Obligations remain unliquidated and undischarged ten (10) days prior to the termination date, to withdraw amounts equal to the Reinsurer’s Obligations and deposit those amounts in a separate account, in the name of the Company in any qualified U.S. financial institution (as defined in 18 Del. C. § 913(b)) apart from its general assets.
4.to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.
I.If the amount drawn by the Company is in excess of the actual amount required or the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.
J.At annual intervals, or more frequently at the discretion of the Company, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:
1.If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.
2.If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit.

Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.

ARTICLE 21

TAXES
A.In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B.1. Each Subscribing Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax.
2. In the event of any return of premium becoming due hereunder, the Subscribing Reinsurer shall deduct the applicable percentage of the premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the
U.S. Government.

ARTICLE 22

ACCESS TO RECORDS
A.The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.
B.Notwithstanding the above, the Company reserves the right to withhold from the Reinsurer any Privileged Documents. However, the Company shall permit and not object to the Reinsurer’s access to Privileged Documents in connection with the underlying claim reinsured hereunder following final settlement or final adjudication of the case or cases involving such claim, with prejudice against all claimants and all parties to such adjudications; the Company may defer release of such Privileged Documents if there are subrogation, contribution, or other third party actions with respect to that claim or case, and the Company’s defense might be jeopardized by release of such Privileged Documents. In the event that the Company seeks to defer release of such Privileged Documents, it shall, in consultation with the Reinsurer, take other steps as reasonably necessary to provide the Reinsurer with the information it reasonably requires to indemnify the Company without causing a loss of such privileges or protections. The Reinsurer shall not have access to Privileged Documents relating to any dispute between the Company and the Reinsurer.
C.For purposes of this Article:
1.“Privileged Documents” means any documents that are Attorney-Client Privilege Documents and/or Work Product Privilege Documents.
2.“Attorney-Client Privilege Documents” means communications of a confidential nature between (a) the Company, or anyone retained by or at the direction of the Company, or its in-house or outside legal counsel, or anyone in the control of such legal counsel, and (b) any in-house or outside legal counsel, if such communications relate to legal advice being sought by the Company and/or contain legal advice being provided to the Company.
3.“Work Product Privilege Documents” means communications, written materials and tangible things prepared by or for in-house or outside counsel, or prepared by or for the Company, in anticipation of or in connection with litigation, arbitration, or other dispute resolution proceedings.
ARTICLE 23

CONFIDENTIALITY
A.The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:
1.are publicly known or have become publicly known through no unauthorized act of the Reinsurer;
2.have been rightfully received from a third person without obligation of confidentiality; or
3.were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.
B.Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:
1.when required by retrocessionaires as respects business ceded to this Contract;
2.when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.
Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.
C.Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.
D.The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 24

INDEMNIFICATION AND ERRORS AND OMISSIONS
A.The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to:
1.what shall constitute a claim or loss covered under any Policy;
2.the Company’s liability thereunder;
3.the amount or amounts that it shall be proper for the Company to pay thereunder.
B.The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Policy.
C.Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.
ARTICLE 25

INSOLVENCY
A.If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company. Further, this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.
B.In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

C.Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.
D.As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

ARTICLE 26

ARBITRATION
A.Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.
B.One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.
C.If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.
D.Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.
E.The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. The arbitration shall take place in Wilmington, Delaware, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.
F.The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof.

G.Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 27

SERVICE OF SUIT
A.This Article applies only to those Subscribing Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.
B.This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.
C.In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.
D.Service of process in such suit may be made upon:
1.as respects Underwriting Members of Lloyd’s, London: Lloyd’s America, Inc., Attention: Legal Department, 280 Park Avenue, East Tower, 25th Floor, New York, New York 10017;
2.as respects any other Subscribing Reinsurer: Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, or another party specifically designated in the Subscribing Reinsurer’s Interests and Liabilities Agreement attached hereto.
The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.
E.Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 28

GOVERNING LAW
This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Delaware, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE 29

ENTIRE AGREEMENT
This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.

ARTICLE 30

NON-WAIVER
The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

ARTICLE 31

INTERMEDIARY
Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, Loss Adjustment Expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through the Intermediary. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

ARTICLE 32

MODE OF EXECUTION
A.This Contract may be executed by:
1.an original written ink signature of paper documents;
2.an exchange of facsimile copies showing the original written ink signature of paper documents;
3.electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.
B.The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative, who also confirms the Company’s review of and agreement to be bound by the terms and conditions of the Interests and Liabilities Agreements attached to and forming part of this Contract, this 23rd day of March, in the year of 2022.

METROMILE INSURANCE COMPANY

/s/ Dan Preston	Dan Preston	President

AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A.
1.This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.
2.Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:
I.Nuclear reactor power plants including all auxiliary property on the site, or
II.Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or
III.Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or
IV.Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.
3.Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate
(a)where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or
(b)where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.
4.Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

5.It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.
6.The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

7.Reassured to be sole judge of what constitutes:
(a)substantial quantities, and
(b)the extent of installation, plant or site.
Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.
(b)with respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

12/12/57
NMA 1119
NOTES:    Wherever used herein the terms:

“Reassured” shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

“Agreement” shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers” shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE - U.S.A.
(1)This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.
(2)Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):
Limited Exclusion Provision.*
I.It is agreed that the policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction
bodily injury or property damage
with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.
II.Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.
III.The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either
(a)become effective on or after 1st May, 1960, or
(b)become effective before that date and contain the Limited Exclusion Provision set out above;
provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(3)Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)
shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):
Broad Exclusion Provision.*
It is agreed that the policy does not apply:
I.Under any Liability Coverage, to
injury, sickness, disease, death or destruction
bodily injury or property damage
(a)with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or
(b)resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or
(2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.
II.Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief
first aid,

to expenses incurred with respect to
bodily injury, sickness, disease or death
bodily injury
resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.
III.Under any Liability Coverage, to
injury, sickness, disease, death or destruction
bodily injury or property damage

resulting from the hazardous properties of nuclear material, if
(a)the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;
(b)the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or
(c)the

injury, sickness, disease, death or destruction
bodily injury or property damage
arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion
(c) applies only to
injury to or destruction of property at such nuclear facility.
property damage to such nuclear facility and any property thereat.
IV.As used in this endorsement:
“hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material”, “special nuclear material”, and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatorythereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; “nuclear facility” means
(a)any nuclear reactor,
(b)any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,
(c)any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,
(d)any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;
With respect to injury to or destruction of property, the word “injury” or “destruction” includes all forms of radioactive contamination of property. “property damage” includes all forms of radioactive contamination of property.
V.The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to
(i)Garage and Automobile Policies issued by the Reassured on New York risks, or
(ii)statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4)Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association or the Independent Insurance Conference of Canada.

*NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

NOTES:    Wherever used herein the terms:

“Reassured” shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

“Agreement” shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

“Reinsurers” shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

21/9/67
NMA 1590 (amended)

POLLUTION EXCLUSION CLAUSE - AUTO LIABILITY – REINSURANCE (BRMA 39B)
A.This reinsurance excludes all loss and/or liability accruing to the Company as a result of:
1.bodily injury or property damage arising out of the actual, alleged or threatened discharge, dispersal, release or escape of pollutants:
a.that are (or that are contained in any property that is):
i.being transported or towed by, or handled for movement into, onto or from the insured auto, or otherwise in the course of transit;
ii.being stored, disposed of, treated or processed in or upon the insured auto;
b.before the pollutants (or any property in which the pollutants are contained) are moved from the place where they are accepted by the insured for movement into or onto the insured auto; or
c.after the pollutants (or any property in which the pollutants are contained) are moved from the insured auto to the place where they are finally delivered, disposed of or abandoned by the insured;
2.any governmental direction or request that the insured test for, monitor, clean up, remove, contain, treat, detoxify or neutralize pollutants.
B.Paragraph A above does not apply to environmental restoration coverage required by the Motor Carrier Act of 1980, or similar mandatory laws.
C.Subparagraph A(1)(a)(ii) above does not apply to fuels, lubricants, fluids, exhaust gases or other similar pollutants that are needed for or result from the normal electrical, hydraulic or mechanical functioning of the insured auto or its parts, if:
1.the pollutants escape or are discharged, dispersed or released directly from an auto part designed by its manufacturer to hold, store, receive or dispose of such pollutants; and
2.the bodily injury or property damage does not arise out of the operation of a cherry picker or similar device mounted on an automobile or truck chassis and used to raise or lower workers, air compressors, pumps and/or generators, including spraying, welding, building cleaning, geophysical exploration, lighting and well servicing equipment.

D.Paragraphs A(1)(b) and A(1)(c) above do not apply if:
1    the pollutants (or any property in which the pollutants are contained) are upset, overturned or damaged as a result of the maintenance or use of an insured auto; and
2.    the discharge, dispersal, release or escape of the pollutants is caused directly by such upset, overturn or damage.
E."Pollutants" mean any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acids, alkalis, chemicals and waste. Waste includes material to be recycled, reconditioned or reclaimed.

NORTH AMERICAN WAR EXCLUSION CLAUSE (REINSURANCE)
As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion Clause shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union, the District of Columbia, and including bridges between the U.S.A. and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under policies, endorsements or binders containing a standard war or hostilities or warlike operations exclusion clause.

TRUST AGREEMENT REQUIREMENTS CLAUSE
A.Except as provided in paragraph B of this Clause, if the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:
1.Requires the Reinsurer to establish a trust account for the benefit of the Company, and specifies what the Trust Agreement is to cover;
2.Stipulates that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the regulatory authorities having jurisdiction over the Company’s reserves, or any combination of the three, provided that the investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Reinsurer or the Company;
3.Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without consent or signature from the Reinsurer or any other entity;
4.Requires that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent; and
5.Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the Company or the Reinsurer.
B.If a ceding insurer is domiciled in California and the Reinsurer satisfies its funding obligations under the Unauthorized Reinsurance Article by providing a Trust Agreement, the Reinsurer shall ensure that the Trust Agreement:
1.Provides that assets deposited in the trust account shall be valued according to their current fair market value and shall consist only of cash in United States dollars, certificates of deposit issued by a United States financial institution as defined in California Insurance Code Section 922.7(a) and payable in United States dollars, and investments permitted by the California Insurance Code, or any combination of the above.
2.Provides that investments in or issued by an entity controlling, controlled by or under common control with either the grantor or the beneficiary of the trust shall not exceed 5% of total investments.

3.Requires the Reinsurer, prior to depositing assets with the trustee, to execute assignments or endorsements in blank, or to transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the ceding insurer, or the trustee upon the direction of the ceding insurer, may, whenever necessary, negotiate these assets without consent or signature from the Reinsurer or any other entity.

4.Provides that assets in the trust account shall be withdrawn only as permitted in this Contract, without diminution because of the insolvency of the ceding insurer or the Reinsurer.
C.If there are multiple ceding insurers that collectively comprise the Company, “regulatory authorities” as referenced in subparagraph A(2) above, shall mean the individual ceding insurer’s domestic regulator.

INTERESTS AND LIABILITIES AGREEMENT

(the “Agreement”) of

MAPFRE RE, COMPAÑIA DE REASEGUROS S. A.

(the “Subscribing Reinsurer”) as respects the

AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT

Effective: January 1, 2022
(the “Contract”)
issued to and executed by

METROMILE INSURANCE COMPANY

including any and/or all companies that are or may hereafter become affiliated therewith (collectively, the “Company”)

The Subscribing Reinsurer’s share in the interests and liabilities of the Reinsurer as set forth in the Contract shall be [***].

The share of the Subscribing Reinsurer in the interests and liabilities of the Reinsurer in respect of the Contract shall be separate and apart from the shares of other subscribing reinsurers, if any, on the Contract. The interests and liabilities of the Subscribing Reinsurer shall not be joint with those of such other subscribing reinsurers and in no event shall the Subscribing Reinsurer participate in the interests and liabilities of such other subscribing reinsurers.

This Agreement shall become effective January 1, 2022 and shall be subject to the provisions of the Term Article and the Special Termination Article and all other terms and conditions of the Contract.

Premium and loss payments made to Guy Carpenter shall be deposited in a Premium and Loss Account in accordance with Section 32.3(a)(1) of Regulation 98 of the Department of Financial Services of the State of New York. The Subscribing Reinsurer consents to withdrawals from said account in accordance with Section 32.3(a)(3) of the Regulation, including interest and Federal Excise Tax.

Brokerage hereunder is [***] of gross ceded premium.

IN WITNESS WHEREOF, the Subscribing Reinsurer has caused this Agreement to be executed by its duly authorized representative as follows:

on this day of , in the year .

MAPFRE RE, COMPAÑIA DE REASEGUROS S. A.

/s/ Castelblanque Vicente, Julio Antonio	/s/ San Basilio Pardo, Javier Maria
Treaties Underwriting Manager	Deputy General Manager & CUO

METROMILE INSURANCE COMPANY
AUTOMOBILE QUOTA SHARE REINSURANCE CONTRACT